SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant      |_|

     Check the appropriate box:
     |_| Preliminary Proxy Statement          |_|  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
     |_| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |X| Soliciting Material Under Rule 14a-12

                                  Voxware, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     |_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

PRESS & MARKETING CONTACT:                         INVESTOR CONTACT:

Steve Gerrard                                      Nicholas Narlis
Vice President - Marketing                         Senior Vice President & CFO
Voxware, Inc.                                      Voxware, Inc.
609-514-4100 x4110                                 609-514-4100 x4111


            SOMERFIELD EXPANDS ITS VOICELOGISTICS(TM) IMPLEMENTATION


   Productivity, Accuracy and ROI Key Decision for Additional Site Deployment
   --------------------------------------------------------------------------

PRINCETON, N.J. APRIL 23, 2003 - Voxware, Inc. (OTC: VOXW), a leading supplier of voice-based solutions for logistics, announced that Somerfield plc (LONDON:
SOF), the UK's biggest neighborhood supermarket company, is expanding their commitment to Voxware's VoiceLogisticsTM solution.

"Somerfield has over 1,200 stores nationwide, and we support them with an extremely sophisticated distribution strategy," said Simon Thorogood, Somerfield's Logistics Strategy Development Manager. "Optimizing the activities in our distribution center is important to our service and cost management goals. We were very impressed with the approach taken by the Voxware team to provide the solution we need, and with the results produced by Voxware's technology."

"Voxware worked with our people to develop an integrated solution for picking operations, management control, and store delivery tracking. This streamlined our operations and resulted in greater accuracy in store deliveries. Based on our experience, we plan to expand our use of VoiceLogistics in two ways: first, by bringing additional sites onto the system, and second, by adding voice in other areas such as receiving, putaway and pick-by-line."

The initial deployment of VoiceLogistics was at Pitreavie, Scotland. Somerfield will now roll out the technology to their state-of-the-art Northwest Composite site outside of Liverpool, England. This site, scheduled to open in late May, is operated by Wincanton Logistics, and will scale to 68 users within the next ten months. The solution includes Voxware's application suite encompassing its Picking Module and VoxView(TM) Management Console, working in conjunction with its VLS-310 wearable, voice-enabled computer unit.

"A strong business case and quantifiable ROI were critical to Somerfield's decision to deploy VoiceLogistics at additional sites, so this is a clear win for both Voxware and Somerfield," said John Roth, Voxware's Vice President of International Sales. "Labor is a large cost element in any warehousing operation, and Voxware's focus is on maximizing the productivity and accuracy of that labor - which contributes to improved margins. We clearly demonstrated the ability of VoiceLogistics to improve productivity, boost operational control, increase shipment accuracy, and provide real-time workflow management."

ABOUT SOMERFIELD PLC

Somerfield plc is one of the largest retail grocers in the UK. It employs over 56,000 people nationwide and operates more than 1,200 smaller supermarkets (averaging 8,000 sq. ft.), mostly at in-town locations. About 600 stores operate under the Somerfield banner, and another approximately 730 operate under the Kwik Save name. Somerfield provides more than 6,000 products under their own brand label, and carries over 1,300 local lines in local stores. Somerfield is focused on its bricks-and-mortar retail presence, and is the UK standard for the neighborhood grocery store. Somerfield has also begun opening markets at gas stations with partner Elf Aquitaine. Additional information about Somerfield plc can be obtained on the Internet at WWW.SOMERFIELD.PLC.UK
                                    ---------------------

IMPORTANT INFORMATION AND WHERE TO FIND IT:

Voxware, Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders and the Series D financing described in the Company's April 18, 2003 press release. Investors and stockholders are urged to read the proxy statement when it becomes available, because it will contain important information about Voxware, the Series D financing described in the Company's April 18, 2003 press release, and related and other matters. When the proxy statement is completed, Voxware plans to send it to its stockholders to seek their approval of the Series D financing described in the Company's April 18, 2003 press release and such other matters as are set forth in the proxy statement for their approval. A copy of the proxy statement (when it is filed) and other documents filed by Voxware with the SEC are available for no charge at the SEC's web site at http://www.sec.gov. Voxware's stockholders may also obtain the proxy statement and other documents without charge by directing a request to Voxware, Inc., Attention: Nicholas Narlis, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, Telephone:
(609) 514-4100.

Voxware  and  its  directors  and  executive   officers  may  be  deemed  to  be
participants in the solicitation of proxies from Voxware's stockholders to authorize the Series D financing. Information regarding Voxware's directors and executive officers is contained in Voxware's Annual Report on Form 10-K filed with the SEC on October 15, 2002. As of April 15, 2003, Voxware's directors and executive officers beneficially owned approximately (i) 1,585,619 shares (including issued and outstanding shares and shares underlying exercisable options and options that will become exercisable within 60 days of April 15,
2003) of Voxware's Common Stock, (ii) 205 shares of Voxware's Series C Convertible Preferred Stock (convertible into 1,633,466 shares of Voxware's Common Stock), and (iii) warrants to purchase 653,386 shares of Voxware's Common Stock at a per share exercise price of $0.1255.

The following holders of (i) 10% convertible debentures issued by Voxware on October 2, 2002, which are due on July 1, 2003, and/or (ii) equity interests in Voxware Europe, may be deemed to be participants in the solicitation: Creafund NV, Avvision BVBA, Eurl Val D'Auso, Wim Deneweth and BVBA Com(2)Wizards. The aggregate principal amount of such debentures is (euro)300.699,32.

The following holders of the Company's Series C Convertible Preferred Stock may be deemed to be participants in the solicitation: Mukesh Agarwal, Michael Ettinger, Yildiray Albayrak,

Kenneth M. Finkel, Mark Wentworth Foster-Brown, William H. B. Hamill, Juergen C.
H. Lemmermann, Sherri L. Meade, David B. Levi, Nicholas Narlis, Elliot S. Schwartz, Donald H. Siegel, Raymond E. Tropiano and Scott D. Turban. There are currently 1,795 shares of Series C Convertible Preferred Stock issued and outstanding.

                                     *******

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause Voxware's plans to differ or results to vary from those expected including the risks associated with: Voxware's need to introduce new and enhanced products and services in order to increase market penetration; the obsolescence of its products and services due to technological change; Voxware's need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for e-logistics, specializing in the supply chain sector; the potential for substantial fluctuations in Voxware's results of operations; competition from others; Voxware's evolving distribution strategy and dependence on its distribution channels; the potential that speech products will not be widely accepted; Voxware's need for additional capital; the failure to consummate the Series D financing described in the Company's April 18, 2003 press release or to otherwise obtain adequate financing; and a variety of other risks set forth from time to time in Voxware's filings with the Securities and Exchange Commission. Voxware undertakes no obligation to publicly update any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

Please visit our web site at www.voxware.com for additional disclosures and further information.